As filed with the Securities and Exchange Commission on May 16, 2019
Registration No. 001-35370
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LUXFER HOLDINGS PLC
(Exact name of Registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)		98-1024030 (I.R.S. Employer Identification Number)
Lumns Lane Manchester, England M27 8LN +44 161 300 0600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Luxfer Holdings PLC Share Incentive Plan
(Full Title of the Plan)
Corporation Service Company
2711 Centreville Road, Suite 400
Wilmington, Delaware 19808
(866) 403-5272
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jamie Savage
Luxfer Holdings PLC
Lumns Lane
Manchester, England M27 8LN

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b--2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Ordinary Shares, £0.50 par value per share	250,000	$24.05	$6,012,500.00	$728.72

(1)
Together with an indeterminate number of ordinary shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Luxfer Holdings PLC Share Incentive Plan (the “Share Incentive Plan”) as a result of stock splits, stock dividends or similar adjustments of the outstanding ordinary shares of Luxfer Holdings PLC (the “Registrant”).

(2)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to ordinary shares issuable pursuant to awards not yet granted under the Share Incentive Plan and based upon the average of the high and low prices of the ordinary shares of the Registrant as reported on the New York Stock Exchange on May 13, 2019.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 250,000 ordinary shares, par value £0.50 per share, of Luxfer Holdings PLC, that are issuable under Luxfer Holdings PLC’s Share Incentive Plan. These 250,000 ordinary shares are additional securities of the same class as other securities for which original registration statement (File No. 333-196166) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2014. Pursuant to General Instruction E to Form S-8, the contents of this earlier registration statement is incorporated by reference into this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement. This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The reports listed below, or excerpts thereof as indicated, have been filed with or furnished to the Commission by the Registrant and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed or furnished. All of the Registrant’s reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports. In addition, any Report on Form 8-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this Registration Statement if and to the extent provided in such document.

(1)	Annual Report on Form 10-K of Luxfer Holdings PLC for the year ended December 31, 2018, filed on March 12, 2019; and

(2)
The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35370) filed by the Registrant with the Commission on December 8, 2011 pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

Any statement contained herein, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Except as provided in the last sentence of the first paragraph of the section of this Registration Statement entitled “Item 3. Incorporation of Documents by Reference,” nothing in this Registration Statement shall be deemed to incorporate any information provided in documents that is furnished (rather than filed) or is otherwise not deemed to be filed under applicable Commission rules.
Item 8. Exhibits
The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1	Articles of Association of Luxfer Holdings PLC

4.2
Luxfer Holdings PLC Share Incentive Plan (incorporated by reference to Appendix B of Luxfer Holdings PLC Proxy Statement for its 2019 Annual Shareholders Meeting, filed with the Commission on April 5, 2019)

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, as to the legality of issuance of the ordinary shares offered hereby

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (included in exhibit 5.1)

24.1	Power of Attorney (included on signature pages)

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of May, 2019.

Luxfer Holdings PLC

By:	/s/ Alok Maskara
Alok Maskara
Chief Executive Officer

POWER OF ATTORNEY

The Registrant and each person whose signature appears below constitutes and appoints Jamie Savage, his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on the 15th day of May, 2019.

/s/ Alok Maskara
Alok Maskara	Chief Executive Officer
(Principal Executive Officer) and Director

/s/ Heather Harding
Heather Harding	Chief Financial Officer
(Principal Financial Officer)

/s/ Stephen M.D. Webster
Stephen M.D. Webster	Corporate Controller
(Principal Accounting Officer)

/s/ David F. Landless
David F. Landless	Chair of the Board and Director

/s/ Clive J. Snowdon
Clive Snowdon	Director

/s/ Richard J. Hipple
Richard Hipple	Director

/s/ Allisha Elliott
Allisha Elliott	Director

/s/ Alok Maskara
Alok Maskara	Authorized US Representative